EXHIBIT 5

Opinion of Counsel

Exhibit 5 - 1

Lansing 313 S. Washington Square Lansing MI 48933 Marquette 205 S. Front Street - Suite 2D Marquette MI 49855	Farmington Hills 32300 Northwestern Highway - Suite 230 Farmington Hills MI 48334 Detroit 333 W. Fort Street - 11th Floor Detroit MI 48226	Grand Rapids 1700 E. Beltline NE - Suite 200 Grand Rapids MI 49525 Holland 151 Central Avenue - Suite 260 Holland MI 49423

Walter S. Foster

    1878-1961

Richard B. Foster

    1908-1996

Theodore W. Swift

    1928-2000

John L. Collins

    1926-2001

Webb A. Smith

Allan J. Claypool

Gary J. McRay

Stephen I. Jurmu

Scott A. Storey

Charles A. Janssen

Charles E. Barbieri

James B. Jensen, Jr.

Scott L. Mandel

Michael D. Sanders

Brent A. Titus

Stephen J. Lowney

Jean G. Schtokal

Brian G. Goodenough

Matt G. Hrebec

Eric E. Doster

Melissa J. Jackson

Nancy L. Kahn

Deanna Swisher

Thomas R. Meagher

Douglas A. Mielock

Scott A. Chernich

Paul J. Millenbach

Dirk H. Beckwith

Brian J. Renaud

Bruce A. Vande Vusse

Lynwood P. VandenBosch

Lawrence Korolewicz

James B. Doezema

Anne M. Seurynck

Richard L. Hillman

Steven L. Owen

John P. Nicolucci

Michael D. Homier

Randall L. Harbour

David M. Lick

Scott H. Hogan

Richard C. Kraus

Benjamin J. Price

Ronald D. Richards, Jr.

Frank T. Mamat

Michael R. Blum

Norman E. Richards

Jonathan J. David

Frank H. Reynolds

Pamela C. Dausman

Andrew C. Vredenburg

John M. Kamins

Jack A. Siebers

Julie I. Fershtman

Todd W. Hoppe

Johanna M. Novak

Iris K. Linder

Jennifer B. Van Regenmorter

Thomas R. TerMaat

Samuel J. Frederick

Frederick D. Dilley

John W. Inhulsen

Alexander A. Ayar

David R. Russell

Glen A. Schmiege

Michael G. Harrison

Frederick B. Bellamy

Joseph E. Kozely

Gilbert M. Frimet

Mark J. Colon

Peter R. Tolley

Paul D. Yared

Ryan E. Lamb

Karl W. Butterer, Jr.

Joshua M. Wease

Lisa J. Hamameh

Zachary W. Behler

Joshua K. Richardson

Joel C. Farrar

Andrew W. Erlewein

Laura J. Genovich

Anna K. Gibson

Liza C. Moore

Nichole J. Derks

Patricia J. Scott

Lindsey E. Bosch

Nicholas M. Oertel

Nicole E. Stratton

Mindi M. Johnson

Lauren B. Dunn

Alicia W. Birach Archana R. Rajendra Ray H. Littleton, II Kari L. Sherry Joseph J. Viviano Of Counsel Lawrence B. Lindemer David VanderHaagen Allan O. Maki Dana M. Bennett Erica E.L. Huddas

Writer’s Direct Phone: 517-371-8100                             Fax: 517-371-8200                     Reply To: Lansing

May 24, 2013

Isabella Bank Corporation

401 N. Main St.

Mt. Pleasant, MI 48858

Ladies and Gentlemen:

RE:	Isabella Bank Corporation

Registration Statement on Form S-3

You have requested our opinion as counsel to Isabella Bank Corporation, a Michigan corporation, in connection with a Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on Form S-3. The Registration Statement relates to the offering of 300,000 shares of Isabella Bank Corporation common stock to be issued to stockholders in connection with the Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan, as amended.

Based upon such examination and upon examination of such other instruments and records as we deem necessary, we are of the opinion that:

1. The Corporation has been duly incorporated under the laws of the state of Michigan, and is validly existing and in good standing under the laws of that state.

2. The 300,000 shares of common stock covered by the Registration Statement have been legally authorized; and when such shares have been duly delivered to stockholders against payment therefore as contemplated by the Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan, such shares will be legally issued, fully paid and nonassessable.

This opinion is furnished for use as an Exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us in the Prospectus under the heading “Legal Opinion”.

FOSTER, SWIFT, COLLINS & SMITH, P.C.

/s/ Foster, Swift, Collins & Smith, P.C.

Exhibit 5 - 2